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                                                               EXHIBIT NO. 10.34


                              EMPLOYMENT AGREEMENT


         AGREEMENT, dated as of January 1, 2003, (this "Agreement") by and between Janus Capital Group Inc., a Delaware corporation (the "Company") and Mark B. Whiston (the "Executive").

         WHEREAS, the Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its stockholders for the Company to have the continued dedication and services of the Executive;

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Effective Date. The "Effective Date" shall mean January 1, 2003.

         2. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to continue in the employ of the Company on the terms and subject to the conditions of this Agreement, for the period commencing on the Effective Date and ending on December 31, 2005 (the "Initial Period"); provided that commencing on January 1, 2006 and as of January 1 of each year thereafter (a "Renewal Date"), this Agreement shall automatically renew for additional one-year periods (each, a "Renewal Period", and as renewed, the "Employment Period"), unless either party gives notice of non-renewal at least 90 days prior to the next Renewal Date.

         3. Terms of Employment.

         (a) Position and Duties.

                 (i) During the Employment Period, (A) the Executive shall serve as Chief Executive Officer of the Company, reporting directly to the Board of Directors of the Company, as a member of the Board and as Vice-Chairman of the Board, with duties, authorities and responsibilities commensurate with such title and office and (B) the Executive's services shall be performed in Denver, Colorado. Effective January 1, 2004, the Executive shall serve as Chairman of the Board.

                 (ii) During the Employment Period, and excluding any periods of disability and vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the Executive's responsibilities hereunder, to use the Executive's reasonable best efforts to perform such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees,
(B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued



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conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         (b) Compensation.

                 (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of no less than $600,000. The Annual Base Salary shall be reviewed by the Compensation Committee of the Board (the "Committee") no less frequently than annually and may be increased (but not decreased) at the discretion of the Committee or the Board. If the Executive's Annual Base Salary is increased, the increased amount shall be the Annual Base Salary for the remainder of the Employment Period. The Annual Base Salary shall be payable in installments, consistent with the Company's payroll procedures in effect from time to time, provided that such installments shall be no less frequent than monthly.

                 (ii) Annual Bonus. In addition to the Annual Base Salary, the Executive shall be eligible to earn, for each fiscal year ending during the Employment Period, an annual bonus (an "Annual Bonus") on terms and conditions, including performance goals, as set forth in the Executive Bonus Plan approved by the Company's Compensation Committee at its March 17, 2003, meeting. As approved by the Compensation Committee, the Annual Bonus is performance driven and dependent upon Company factors of operating income, fund performance and gross new sales. Depending upon the performance of these Company factors, and the application of a possible - 33.3 % negative discretionary factor available to the Compensation Committee, the Annual Bonus can range from a low of $0 to a high of $11,460,000. The Committee shall annually certify, to the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), that the Executive has met the performance goals necessary for the payment of an Annual Bonus and in the amount calculated under the Executive Bonus Plan.

                 (iii) Long-Term Incentive Compensation. At the discretion of the Committee, the Executive shall be entitled to participate in the Company's long term incentive compensation arrangements on terms and conditions no less favorable than the terms and conditions generally applicable to other members of the Company's Management Committee (the "Peer Executives"), as in effect from time to time.

                 (iv) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all other incentive plans, practices, policies and programs, and all savings and retirement plans, practices, policies and programs, in each case on terms and conditions no less favorable than the terms and conditions generally applicable to the Peer Executives.

                 (v) Welfare Benefit Plans. During the Employment Period, the Executive and the Executive's spouse and dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliates (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel


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accident insurance plans and programs) on terms and conditions no less favorable than the terms and conditions generally applicable to the Peer Executives. Following the Employment Period, the Executive and the Executive's spouse and dependents, shall be eligible for participation in, and shall receive all benefits under the Company's or its affiliates' Health Benefits For Retirees plan, unless such plan is modified or terminated by the Company with respect to the Peer Executives.

                 (vi) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's most favorable policies, practices and procedures in effect for Peer Executives.

                 (vii) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits on the same basis as those provided generally at any time thereafter to the Peer Executives.

                 (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company as in effect for the Peer Executives, but in no event less than four weeks.

         4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may provide to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after the receipt of such notice, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

         (b) Cause. The Company may terminate the Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

                 (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or its representative, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or


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                 (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

                 (iii) conviction of a felony (other than a traffic related felony) or guilty or nolo contendere plea by the Executive with respect thereto; or

                 (iv) a material breach by the Executive of any material provisions of this Agreement; or

                 (v) a willful violation of a material regulatory requirement which is materially and demonstrably injurious to the Company.

No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's act or omission was in the best interests of the Company. Any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board (not including the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) (a "Two-Thirds Board Vote"), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i), (ii), (iii), (iv) or (v) above, and specifying the particulars thereof in detail.

         (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                 (i) the failure to have authority, duties or responsibilities consistent with the Executive's position (including status, offices, titles and reporting requirements) as contemplated by the Agreement, or any action by the Company which results in a material diminution in such position, authority, duties or responsibilities, or the assignment to the Executive of material duties inconsistent with the Executive's position as Vice Chairman of the Board and Chief Executive Officer of the Company, and beginning January 1, 2004, Chairman of the Board and Chief Executive Officer of the Company, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice hereof given by the Executive; or

                 (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than a failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

                 (iii) the Company's requiring the Executive to be based at any office or location other than that provided in Section 3(a)(i)(B) hereof; or

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                 (iv) any purported termination by the Company of the
Executive's employment otherwise than as expressly permitted by this Agreement;
or

                 (v) any failure by the Company to comply with and satisfy
Section 9 (c) of this Agreement.

                 (vi) the failure of the Executive to continue, except pursuant to his voluntary resignation or the failure of the Company shareholders to approve his reelection, to serve as a member of the Board; or

                 (vii) the failure of the Executive to continue, except pursuant to his voluntary resignation, to serve as Vice Chairman of the Board or, beginning January 1, 2004, except pursuant to his voluntary resignation, the failure of the Executive to serve as Chairman of the Board.

The Executive's mental or physical incapacity following the occurrence of an event described above in clauses (i) through (vii) shall not affect the Executive's ability to terminate employment for Good Reason. For purposes of this Section 4(c), any good faith determination of Good Reason made by the Executive, and not overturned by a Two-Thirds Board Vote, shall be conclusive. The failure of the Executive to be a member of the Board or the Vice Chairman or, beginning January 1, 2004, the Chairman of the Board shall constitute Good Reason only if such failure satisfies the provisions of Section 4(c) (vi) or
Section 4(c) (vii).

         (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not constitute a waiver of any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and
(iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.



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         (f) Without Good Reason. The Executive's employment may be terminated by the Executive without Good Reason.

         5. Obligations of the Company upon Termination. (a) Other Than for Cause, Death or Disability; Good Reason. If, during the Employment Period, (i) the Company shall terminate the Executive's employment other than for Cause, death or Disability, or (ii) the Executive shall terminate his employment for Good Reason pursuant to Section 4(c)(i)-(vii):

                 (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the following amounts:

                  A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination, (2) any unpaid Annual Bonus with respect to the fiscal year of the Company prior to the Date of Termination , (3) any accrued and unpaid vacation, if any, and (4) the product of (x) the Annual Bonus with respect to the fiscal year of the Company prior to the Date of Termination or, if none, any annual bonus paid with respect to the fiscal year of the Company prior to the Date of Termination (actual sales commissions paid to be treated as an annual bonus for this purpose) and (y) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3) and (4), shall be hereinafter referred to as the "Accrued Obligations"); and

                  B. an amount equal to the product of (1) three and (2) the sum of (a) the Annual Base Salary and (b) the average of the actual sales commissions paid, if any, for the last three full fiscal years prior to the Date of Termination (including fiscal years prior to the Effective
         Date), and for any of the three such fiscal years for which a sales commission was not paid, the Annual Bonus with respect to such fiscal year; and

                 (ii) for the three-year period commencing on the Date of Termination, the Company shall continue to provide the benefits described in
Section 3(b) (v) to the Executive and his spouse and dependents on the same basis such benefits were provided to the Executive immediately prior to the Effective Date, and, if such benefits cannot be provided, a lump sum cash equivalent thereof, grossed-up for taxes (collectively "Welfare Benefits"); and

                 (iii) any unvested cash and equity long-term incentive award or other incentive awards granted to the Executive, including any unvested shares of limited liability company interests, in the Company, Janus Capital Management LLC or in any of their affiliated companies held by the Executive (collectively, "Retention and Incentive Awards"), shall immediately vest and/or be paid, as applicable, in full and any stock options shall, from and after such vesting, remain exercisable for the remainder of their respective terms; and

                 (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any Other Benefits (as defined in Section 6).


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                  (b) Death. If the Executive's employment is terminated by
         reason of the Executive's death during the Employment Period, the Company shall provide the Executive's estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits (as defined in Section 6) and shall provide the Welfare Benefits to the Executive's spouse and dependents for a three-year period commencing as of the Date of Termination, and shall have no other severance obligations under this Agreement. In addition, all Retention and Incentive Awards shall be treated as described in Section 5(a) (iii). The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of the Other Benefits, the term "Other Benefits" as utilized in this Section 5(b) shall include, and the Executive's estate and /or beneficiaries shall be entitled to receive, benefits at least equal to death benefits as in effect on the date of the Executive's death with respect to Peer Executives of the Company and their beneficiaries.

                  (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, the Company shall provide the Executive with the Accrued Obligations and the timely payment or provision of the Other Benefits (as defined in Section 6) and the provision of Welfare Benefits to the Executive, his spouse and dependents for a three- year period commencing as of the Date of Termination. All Retention and Incentive Awards shall be treated as described in Section 5(a) (iii). The Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term "Other Benefits" as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to Peer Executives of the Company and their families.

                  (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his Annual Base Salary through the Date of Termination, (ii) any accrued and unpaid vacation, if any, and (iii) the Other Benefits (as defined in Section
         6), in each case to the extent theretofore unpaid. Notwithstanding any other provisions of this Agreement, including without limitation the provisions of Section 2 and of the prior sentence, in the event that the Executive elects within 60 days before October 1, 2004, to terminate his employment with the Company as of December 31, 2004 (an "Executive Termination"), the Company shall pay to the Executive, in addition to the amounts set forth in the prior sentence, any unpaid Annual Bonus with respect to the fiscal year in which the Executive Termination occurs and with respect to any fiscal year of the Company prior to the Executive Termination.

                  (e) At the end of the Employment Period or thereafter. If the Executive's employment shall terminate at the end of the Employment Period by virtue of the expiration of this Agreement or for any other reason thereafter, the Company shall pay to the Executive (i) his Annual Base Salary through the Date of Termination, (ii) any unpaid Annual Bonus with respect to the fiscal year in which the Date of Termination occurs and with respect to any fiscal year of the Company prior to the Date of Termination; (iii) any accrued and unpaid vacation, if

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any, and (iv) the Other Benefits (as defined in Section 6), in each case to the extent theretofore unpaid.

         (f) Excise Tax. Notwithstanding any other language to the contrary in this Agreement or in this Section 5, the Company shall not be obligated to pay and shall not pay that portion of any payment or distribution in the nature of compensation within the meaning of Section 280G(b)(2) of the Code to the benefit of the Executive otherwise due or payable to the Executive under this Agreement or this Section 5 if that portion would cause any excise tax imposed by Section 4999 of the Code to become due and payable by the Executive.

         6. Non-exclusivity of Rights. Except as otherwise specifically provided in this Agreement, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or the Affiliated Companies for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits, which consist of any compensation previously deferred by the Executive, or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or with the Affiliated Companies at or subsequent to the Date of Termination ("Other Benefits") shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. Notwithstanding any other provision of this Agreement, the Executive shall not be entitled to receive any payments or benefits under any severance program other than that which are described and anticipated under this Agreement or under any Change of Control Agreement.

         7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-offs, counterclaim, recoupment, defense, or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred (within 10 days following the Company's receipt of an invoice from the Executive), to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof unless the Executive's claim is determined by a court to have been frivolous or made in bad faith, in which case the Executive shall make prompt reimbursement of such fees and expenses to the extent already paid by the Company and received by the Executive) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus, in each case, interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

         8. Restrictive Covenants. (a) The Executive acknowledges that employment as a senior officer of the Company creates a relationship of confidence and trust between the Executive and the Company with respect to confidential and proprietary information applicable to the business of the Company and its clients. The Executive further acknowledges the highly


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competitive nature of the business of the Company. Accordingly, it is agreed that the restrictions contained in this Section 8 are reasonable and necessary for the protection of the interests of the Company and that any violation of these restrictions would cause substantial and irreparable injury to the Company.

         (b) During the Executive's employment with the Company, and for a period of one year following the Date of Termination for any reason, the Executive shall not (nor shall the Employee cause, encourage or provide assistance to, anyone else to):

                 (i) Interfere with any relationship which may exist from time to time between the Company, or any affiliate of the Company, and any of its employees, consultants, agents or representatives; or

                 (ii) Employ or otherwise engage, or attempt to employ or otherwise engage, in or on behalf of any Competitive Business, any person who is employed or engaged as an employee, consultant, agent or representative of the Company or any affiliate of the Company, or any person who was employed or engaged as an employee, consultant, agent or representative of the Company or any affiliate of the Company within the two-year period immediately preceding the Employee's termination; or

                 (iii) Solicit directly or indirectly on behalf of the Executive or a Competitive Business, the customer business or account of any investment advisory or investment management client to which the Company or any affiliate of the Company shall have rendered service during the one-year period immediately preceding the Executive's termination; or

                 (iv) Directly or indirectly divert or attempt to divert from the Company or any affiliate of the Company any business in which the Company or any affiliate of the Company has been actively engaged during the term hereof or interfere with any relationship between the Company, or any affiliate of the Company, and any of its clients.

Notwithstanding the foregoing, the provisions of Section 8 (b) shall not apply following termination of Executive's employment: (aa) by the Company without Cause; (bb) by the Executive for Good Reason; or (cc) at the end of the Employment Period by virtue of the expiration of this Agreement or for any reason at any time thereafter. Further notwithstanding the foregoing, the provisions of Section 8(b) shall only apply for a period of: six months following (aa) an expiration of the Agreement caused by the Executive's non-renewal of this Agreement, or (bb) a termination of the Executive's employment as a result of an Optional Termination.

         (c) "Competitive Business" means any business which provides investment advisory or investment management services. For the purposes of this Section 8, "affiliate" means any corporation, partnership, limited liability company, trust, or other entity which controls, is controlled by or is under common control with the Company.

         (d) If any court shall determine that the duration, geographic limitations, subject or scope of any restriction contained in this Section 8 is unenforceable, it is the intention of the parties that this Section 8 shall not thereby be terminated but shall be deemed amended to


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the extent required to make it valid and enforceable, such amendment to apply only with respect to the operation of this Section 8 in the jurisdiction of the court that has made the adjudication.

         (e) The Executive acknowledges that the restrictive covenants of
Section 8 are reasonable and that irreparable injury will result to the Company and to its business and properties in the event of any breach by the Executive of any of those covenants, and that the Executive's continued employment is predicated on the commitments undertaken by the Executive pursuant to Section 8. In the event any of the covenants of Section 8 are breached, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such covenants by the Executive or by any person or persons acting for or with the Executive in any capacity whatsoever.

         9. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         10. Indemnification and Directors and Officers' Insurance.

         (a) During the Employment Period and thereafter, the Company shall indemnify the Executive to the fullest extent permitted under law from and against any expenses (including but not limited to attorneys' fees, expenses of investigation and preparation and fees and disbursements of the Executive's accountants or other experts), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the Executive in connection with any proceeding in which the Executive was or is made party or was or is involved (for example, as a witness) by reason of the fact the Executive was or is employed by the Company.

         Such indemnification is subject to:

                 (i) the indemnifying party promptly receiving written notice that a claim or liability has been asserted or threatened ("Notice of Claim");

                 (ii) the indemnified party providing reasonable cooperation and assistance in the defense or settlement of a claim; and

                 (iii) the indemnifying party being afforded the opportunity to have the sole control over the defense or settlement of such claim or liability.



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Unless within ten days after receiving the Notice of Claim, the indemnifying party notifies in writing the indemnified party of its intent to defend against such claim or liability, the indemnified party may defend, settle and/or compromise any such claim or liability, and be indemnified for all losses resulting from such defense, settlement and/or compromise. Any indemnified party also may participate in such defense at its own cost and expense.

Such indemnification shall continue as to the Executive during the Employment Period and for ten years from the Date of Termination with respect to acts or omissions which occurred prior to his cessation of employment with the Company and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all costs and expenses incurred by him in connection with any proceeding covered by this provision within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

         (b) The Company agrees to continue and maintain directors' and officers' liability insurance policies covering the Executive to the extent that the Company provides such coverage for its other executive officers. Such insurance coverage shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company with respect to acts or omissions which occurred prior to his cessation of employment with the Company. Notwithstanding the foregoing, however, if the Company shall cease to maintain directors' and officers' liability insurance policies covering the Executive and other executive officers by reason of: (i) a consolidation, merger, sale or other reorganization of the Company; (ii) any person or entity or group of persons or entities acting in concert acquiring management control of the Company; or (iii) the insurers providing such insurance canceling or refusing to renew such insurance, then the Executive shall have coverage only to the extent provided in any run-off policies extending the period during which the Company or the Executive may give the insurers notice of a claim under the terminating directors' and officers' liability insurance policies. The Company shall take all reasonable actions to ensure that it obtains such run-off policies and that such run-off policies extend the claims reporting period through any applicable statutes of limitations, but nothing in this section shall obligate the Company to obtain extraordinary insurance coverage for the Executive. Insurance contemplated under this Section 10(b) shall inure to the benefit of the Executive's heirs, executors and administrators.



         11. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:      At the most recent address on file
                                            at the Company.

                  With a copy to:           James D.C. Barrall
                                            Latham & Watkins LLP
                                            633 W. Fifth Street
                                            Los Angeles, CA 90071


                  If to the Company:        Janus Capital Group Inc
                                            100 Fillmore Street,
                                            Denver, Colorado 80206
                                            Attn.:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) (i) - (vii) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (f) From and after the Effective Date this Agreement shall supersede any other employment agreement between the parties with respect to the subject matter hereof (including the Employment Agreement between the Company and the Executive dated as of January 1, 2001), except as expressly provided herein. In the event of the occurrence of a Change of Control, as defined in the Change of Control Agreement between the Company and the Executive, dated February 10, 2003, or any subsequent change of control agreement (a "Change of Control Agreement"), the terms of the Change of Control Agreement shall supercede the terms and provisions of this Agreement provided that the provisions of Section 8 of this Agreement shall continue to apply and survive (provided however that the defined terms contained in the first sentence of the paragraph following Section 8(b)(iv) shall have the meanings set forth in the Change of Control Agreement), and the provisions of the third sentence of Section 7 of this Agreement shall continue to apply and survive with respect to any disputes under Section 8 of the Agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                    /s/ Mark B. Whiston
                                    -------------------------------------------
                                                  Mark B. Whiston


                                    JANUS CAPITAL GROUP INC.


                                    By /s/ Loren M. Starr
                                       ----------------------------------------